Technical Report
West North Butte Satellite Properties
Campbell County, Wyoming, U.S.A.

NI 43-101 Technical Report Prepared for:

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, WY 82605

Prepared by:

Douglass, H. Graves, P.E.	Don R. Woody, P.G.

TREC, Inc.	Woody Enterprises
951 Werner Court	9005 Sypes Canyon Road
Suite 395	Bozeman, MT 59715
Casper, WY 82601

December 9, 2008

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LIST OF FIGURES

Figure 1	General Location Map
Figure 2	Claim and Mineral Lease Map and Adjacent Property Locations
Figure 3	Topographical Map
Figure 4	Drainage Basins Location Map
Figure 5	Geologic Map
Figure 6	Roll Front Deposit Conceptual Model
Figure 7	West North Butte Cross Section
Figure 8	East North Butte Cross Section
Figure 9	Willow Creek Cross Section
Figure 10	Mineralized Trends and GT Contours – West North Butte
Figure 11	Mineralized Trends and GT Contours – East North Butte
Figure 12	Mineralized Trends and GT Contours – Willow Creek

LIST OF TABLES

Table 6-1	Permits and Licenses Required for Development as an ISR project
Table 8-1	West North Butte Area (Berglund, 2007):
Table 8-2	West North Butte and East North Butte Areas (Brown, 2005)
Table 8-3	Willow Creek Area (Berglund, 2006)
Table 17-1	Adjacent Properties in Pumpkin Buttes Mining District
Table 17-2	Adjacent Property Estimates of In-Place Tonnage and Grade
Table 19-1	Mineral Resources Summary

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3.        SUMMARY

This Technical Report (Technical Report) was prepared by Douglass Graves, P.E. of TREC, Inc. and Don Woody, P.G. of Woody Enterprises (collectively, the Authors). The Authors were retained by Uranerz Energy Corporation (Uranerz) to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) for the property comprising the West North Butte Unit located in Campbell County, Wyoming, U.S.A. The Authors are each independent “qualified persons” as defined by NI 43-101.

The West North Butte Satellite Properties (Satellite Properties) includes the West North Butte (WNB) Area, the East North Butte (ENB) Area and the Willow Creek (WC) Area, which are located in the Pumpkin Buttes Uranium Mining District of the Powder River Basin in the state of Wyoming, see Figure 1. The subject of this Technical Report is the Satellite Properties which includes these three areas.

The WNB Area is located within Campbell County, Wyoming in Township 44N, Range 76W, Sections 10, 11, 12, 13, 14, 15, 23, 24, 25, and 26, of the 6th Prime Meridian. The WNB Area covers approximately 2,360 acres of land. Uranerz controls the mineral rights of the WNB Area with unpatented lode mining claims. Within the WNB Area, Uranerz has 118 unpatented lode mining claims and one Surface Use Agreement.

The ENB Area is located within Campbell County, Wyoming in Township 44N, Range 76W, Section 24 and Township 44 North, Range 75 West, Section 19 of the 6th Prime Meridian. The ENB Area covers approximately 325.acres of land. Uranerz controls the mineral rights of the ENB Area with unpatented lode mining claims. Within the ENB Area, Uranerz has 17 unpatented lode mining claims and one Surface Use Agreement.

The WC Area is located within Campbell County, Wyoming in Township 44N, Range 76W, Section 35 of the 6th Prime Meridian. The WC Area property covers approximately 220 acres of land. Uranerz controls the mineral rights of the WC Area with unpatented lode mining claims. Within the WC Area, Uranerz has 11 unpatented lode mining claims and one Surface Use Agreement.

Mineral resources within the Satellite Properties occur in sands of the Eocene age Wasatch Formation. The uranium mineralization at the Satellite Properties is typical of the Wyoming roll-front sandstone deposits. Mineral resources within the Satellite Properties occur primarily in the A, B, C and F host sand units of the WNB Area, the A and B host sand units of the ENB Area and in the A and F host sand units of the WC Area, as originally designated by the Cleveland and Cliffs Iron Company (CCI) in the 1970’s. Uranerz U.S.A. and others subsequently used this sand unit identification nomenclature in the 1980’s. This nomenclature is used in this Technical Report. The sand units are typically one to four miles wide and range in thickness from 70 to 130 feet. The depths to the mineralized zones range from 100 to 1,400 feet below the ground surface depending on the topography and changes in the formation elevation and stratigraphic horizon.

Approximately 256 historic exploratory drill holes were completed within the WNB Area

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between 1969 and 1985 with the majority being drilled by CCI. In 2006, Uranerz purchased the WNB Area claims. Uranerz drilled approximately 29 exploratory drill holes within the WNB Area during 2007.

Approximately 45 historic exploratory drill holes were completed within the ENB Area but the historic logs are not available. In 2007, Uranerz purchased the ENB Area claims. Uranerz drilled approximately 82 exploratory drill holes within the ENB Area during 2008.

Approximately 148 historic exploratory drill holes were completed within the WC Area between 1968 and 1982 with the majority being drilled by CCI. Texas Eastern Nuclear, Inc., Kerr McGee Corporation and Rio Algom Mining Corporation also performed exploratory drilling in the WC Area between 1983 and 1992. In 2005, Uranerz purchased the WC claims. Uranerz drilled approximately 16 exploratory drill holes within the WC Area during 2008.

Data available for the resource estimate presented in this Technical Report include lithologic and geophysical logs from drilling described above. A total of 576 geophysical logs were evaluated for the Satellite Properties. In addition, data from three unpublished reports (Brown, 2005, Berglund, 2006 and Berglund, 2007) were evaluated and used in developing the mineral resource estimate contained herein.

This Technical Report presents an independent estimate of measured, indicated, and inferred mineral resources as defined in Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. The estimated mineral quantity and grade described in this NI 43-101 Technical Report are calculated using accepted protocols. Therefore, these estimates meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein.

The mineral resource estimates shown below were calculated using the GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn. The areas within the GT contour boundaries were used for calculating resource estimates utilizing the following criteria:

Measured Resource: area is capped at 10,000 ft2.

Indicated Resource: area is capped at 40,000 ft2. The Indicated resource is computed by subtracting the Measured area resource.

Inferred Resource: area is calculated using the GT contour boundary value of 0.2, and is capped at 80,000 ft2

The mineral resources are reported based on grade thickness (GT) cutoffs of 0.10, 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes and is presented in the following table.

The current estimate of mineral resources for the Satellite Properties, by Area and host sand unit, and as prepared by the Authors follows:

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Mineral Resource Estimates: Measured + Indicated and Inferred

WNB Satellite Properties

Area	Sand	Resource (GT Minimum 0.20)	eU3O8 Pounds	Tons	Average Grade % eU3O8
WNB	F	Measured and Indicated	344,758	126,349	0.136
	F	Inferred	329,383	182,858	0.090
	C	Measured and Indicated	275,475	78,569	0.175
	C	Inferred	177,323	81,262	0.109
	B/LB	Measured and Indicated	1,246,808	329,475	0.189
	B/LB	Inferred	1,443,284	449,063	0.161
	A	Measured and Indicated	195,591	77,582	0.126
	A	Inferred	189,086	71,787	0.132

ENB	B	Measured and Indicated	293,811	84,865	0.173
	B	Inferred	394,122	244,569	0.081
	A	Measured and Indicated	150,707	54,570	0.138
	A	Inferred	83,792	41,075	0.102

WC	F	Measured and Indicated	90,607	38,505	0.118
	F	Inferred	34,748	19,191	0.091
	A	Measured and Indicated	239,258	136,377	0.088
	A	Inferred	30,190	27,164	0.056

All	All	Measured and Indicated	2,837,015	926,293	0.153
	All	Inferred	2,681,928	1,116,968	0.120

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In the opinion of the Authors, the three areas of the Satellite Properties represent a potentially viable mineral resource for future development. The Authors have the following recommendations for moving the property towards development:

  Complete hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality;

  Complete baseline studies for preparation of State and Federal permit/license applications;

  Complete an economic evaluation of the project; and

  Further confirm the radiological disequilibrium factor with additional coring and/or Delayed Fission Neutron (DFN) evaluations.

4.        INTRODUCTION AND TERMS OF REFERENCE

4.1   Report Preparation

The following Technical Report was prepared by Douglass Graves, P.E. of TREC, Inc. and Don Woody, P.G. of Woody Enterprises (collectively, the Authors). The Authors were retained by the issuer, Uranerz Energy Corporation (Uranerz), to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) for the West North Butte Satellite Properties (Satellite Properties) located in Campbell County, Wyoming, U.S.A. (see Figures 1 and 2). The Authors are each independent “qualified persons” as defined by NI 43-101.

The Satellite Properties are located in the Pumpkin Buttes Uranium Mining District of the Powder River Basin in the State of Wyoming. The Satellite Properties consist of the West North Butte (WNB), East North Butte (ENB) and Willow Creek (WC) Areas

Uranerz is a “pure play” uranium exploration company based in Casper, Wyoming, U.S.A., incorporated in Nevada. It is listed on the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX) under the symbol “URZ”. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E.” Uranerz’ major activities are focused on its properties in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to in-situ recovery (ISR) mining techniques. Uranerz controls approximately 122,500 acres (approximately 191 square miles) in the Powder River Basin and has submitted ISR license and mine permit applications for the Nichols Ranch Uranium In-Situ Recovery Project located southwest of the Satellite Properties.

4.2   Purpose of Report

The purpose of this Technical Report is to review the available data for the Satellite Properties and develop an estimate of mineral resources. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.

4.3   Terms of Reference

Units of measurement unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois

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(lbs.), and short tons (2,000 lbs.). Uranium grade is expressed as percent U3O8 , the standard market unit. Grade is reported for historical resources and the mineral resources reported here are percent eU3O8 . eU3O8  refers to an assay or grade of equivalent uranium as determined froma gamma ray log. ISR refers to in-situ recovery, also termed ISL or in-situ leach.

4.4  Sources of Information and Data

Uranerz performed exploratory drilling within the Satellite Properties during 2007 and 2008. In addition, Uranerz is also in possession of lithologic and geophysical logs for much of the historical drilling completed between 1968 and 1992 by various property owners. The findings of this Technical Report are based upon published and unpublished data including:

  Geophysical logs from drilling completed by Cleveland Cliffs Iron Company (CCI) during the period 1968 to 1982;
  Geophysical logs from drilling completed by Texas Eastern Nuclear, Inc. during the period 1983 to 1985;
  Geophysical logs for drilling completed by Kerr McGee Corporation and Rio Algom Mining Corporation during the period of 1990 to 1992; and
  Lithologic and geophysical logs for drilling completed by Uranerz during 2007 and 2008.

A more detailed summary pertaining to the drilling program for the Satellite Properties is provided in Section 12.

Three historic reports were evaluated to verify the drill log locations, host sand locations and roll- front locations. These include:

Kurtis J. Brown’s report “North Butte Uranium Ore Reserve Estimate on the Shook, Don and UEC Claims” prepared in August 2005 (Brown, 2005);

Al Berglund’s report “Willow Creek Project, Uranium Resource Estimation” prepared in March 2006 (Berglund, 2006); and

Al Berglund’s report titled “Northwest North Butte Project, Uranium Resource Estimation” prepared in November 2007 (Berglund, 2007).

4.5   Extent of Author’s Field Involvement

Douglass Graves, P.E. and Don Woody, P.G. visited the site on November 19, 2008 to tour the Satellite Properties with Kurt Brown, Vice President of Exploration, Uranerz. The site visit was conducted to observe the on-going uranium exploration activities being conducted by Uranerz on the Satellite Properties. Douglass Graves subsequently visited the Casper, Wyoming office of Uranerz where relevant reports and data were located.

5.        RELIANCE ON OTHER EXPERTS

The information, conclusions, opinions, and estimates contained herein are based on:

  Information available to Douglass Graves and Don Woody at the time of preparation of this Technical Report as provided by Kurt Brown (Uranerz).

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  Assumptions, conditions, and qualifications as set forth in this Technical Report; and
  Data, reports, and other information supplied by Uranerz and third party sources (to the extent identified and as referenced herein).

For this Technical Report, the Authors have relied on property ownership information provided by Uranerz and have not researched property title or mineral rights for the Satellite Properties. The Authors express no legal opinion as to the ownership status of the Satellite Properties.

6.        PROPERTY DESCRIPTION AND LOCATION

6.1   Location and Size

The Satellite Properties are located in the Pumpkin Buttes region of the Powder River Basin, in Campbell County, Wyoming at a latitude and longitude of approximately 43 degrees, 46 minutes North by 105 degrees, 56 minutes West which is located within Section 13 of T44N R76W. The properties are approximately 48 miles east of Kaycee, 63 miles southwest of Gillette, and 87 miles north northeast of Casper, Wyoming. See Figure 1.

The WNB Area is located in Sections 10, 11, 12, 13, 14, 15, 23, 24, 25 and 26, T44N, R76W of the 6th Prime Meridian, Campbell County, Wyoming in the Powder River Basin.

The ENB Area is located in Section 24, T44N, R76W and Section 19, T44N, R75W of the 6th Prime Meridian in Campbell County, Wyoming in the Powder River Basin.

The WC Area is located in Section 35, T44N, R76W of the 6th Prime Meridian, Campbell County, Wyoming in the Powder River Basin.

For reference purposes, a normal township consists of 36 sections with each section being one square mile, or six sections by six sections or approximately 36 square miles.

6.2   Mining Claims and Surface Use Agreements

Within the Satellite Properties, Uranerz has 146 unpatented lode mining claims and one Surface Use Agreement. The Satellite Properties claims encompass approximately 2,905 acres.

Uranerz’ title to the unpatented lode claims is subject to the rights of pedis possessio against all third party claimants as long as said claims are maintained. The claims do not have an expiration date. However, affidavits must be filed annually with the federal U.S. Bureau of Land Management (BLM) and respective county recorder’s offices in order to maintain the claims’ validity. In addition, most of the above-mentioned unpatented lode claims are located on Stock Raising Homestead land where the U.S. government has issued a patent for the surface to an individual and reserved the minerals to the U.S. government subject to the location rights by claimants as set forth in the 1872 Mining Law.

The Surface Use Agreement has a term of 10 years, and so long thereafter as the mining claims are maintained, and allows for reimbursement to the surface owner of actual damages resulting from Uranerz’ operations.

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6.3   Legal Surveys

Legal surveys of unpatented lode claims are not required, and, to the Authors’ knowledge, have not been completed to advance the Satellite Properties toward patent. The area covered by the Surface Use Agreement is based on the legal subdivision descriptions as set forth by the U.S. Cadastral Survey and, to the Authors’ knowledge, the area covered by the Surface Use Agreement has not been verified by legal survey.

6.4   Mineralized Areas and Existing Mine Workings

Mineral resources are located in the Eocene age Wasatch Formation in what is identified as the A, B, C and F host sand units of the WNB Area, the A and B host sands of the ENB Area and in the A and F host sand units of the WC Area.

There are no pre-existing mineral processing facilities or related tailings ponds or waste deposits within the Satellite Properties. There are currently exploration drilling permits in effect for the Satellite Properties (See additional information in Section 6.7) . The Christiansen Ranch ISR Project is located immediately west of the WNB Area and has been previously mined but is currently on standby status.

6.5   Royalties and Encumbrances

The claims were acquired by Uranerz and none of the unpatented lode claims in the ENB Area are subject to a royalty. The lode claims in the WC Area are subject to a royalty; for the WNB Area, 6 of the 118 unpatented lode mining claims have a royalty interest burden of six or eight percent depending on the price of uranium. This royalty interest is based on produced uranium from said unpatented lode claims.

The unpatented lode claims will remain the property of Uranerz provided they adhere to required filing and annual payment requirements with Campbell County and the BLM. The Surface Use Agreement will remain in force so long as the mining claims are maintained. Legal surveys of unpatented lode claims are not required and are not known to have been completed.

All of the unpatented lode claims have annual filing requirements ($125 per claim) with the BLM, to be paid on or before September 1 of each year.

6.6   Environmental Liabilities

The Authors are not aware of any environmental assessments having been performed to identify potential environmental issues at any of the three Satellite Properties. As such, the Authors are not aware of any outstanding environmental issues or liabilities. The only activities that have occurred on the Satellite Properties is exploration drilling for uranium, production of oil and coal bed methane (CBM) gas, and oil production-related injection into deep wells. Uranerz’ only known, existing potential liability is restoration of exploration drill sites and exploration access roads.

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6.7   Required Permits Exploration

Exploration drilling has been completed at the Satellite Properties. The volume and extent of exploration is described in detail in Sections 8.1 and 8.2. Additional exploratory drilling may be conducted by Uranerz to better define mineralization within specified areas of interest. However, no future exploration is planned at this time. Uranerz has a Notification to Drill permit from the State of Wyoming Department of Environmental Quality/ Land Quality Division (WDEQ/LQD) for additional drilling.

Production

Mine development will require a number of licenses/permits with the two most significant being (a) the Permit to Mine, issued by the WDEQ/LQD and (b) the Source Material License, required and issued by the U.S. Nuclear Regulatory Commission (NRC) for mineral processing of natural uranium. In December 2007, Uranerz submitted permit applications for the Permit to Mine and for the Source Material License to the WDEQ/LQD and NRC, respectively for the Nichol Ranch ISR Project located south of the Properties. These applications are currently being reviewed by the regulatory oversight agencies. The applications include identification of a central processing plant, satellite plant and wellfields to be located south of the Satellite Properties.

The NRC has the responsibility to issue Source Material Licenses to “receive title to, receive, possess, use, transfer, or deliver any source material after removal from its place of deposit in nature” (Code of Federal Regulations (CFR) 40.1 and 40.3) . “Source nuclear material” is defined as uranium and/or thorium in any form, or ores containing 0.05 percent or more by weight uranium and/or thorium. The NRC is responsible for the oversight and implementation of the National Environmental Policy Act (NEPA) regulations. Pursuant to 10 CFR 51.20, all licenses for new uranium mills (including ISR facilities) will be required to submit a license application that will include an environmental report and a technical report. Upon NRC review of the given license application, NRC will determine whether a site-specific Environmental Assessment (EA) or Environmental Impact Statement (EIS) is required. It is anticipated that the NRC will complete a Generic Environmental Impact Statement prior to the approval of such production activities. Environmental baseline information (hydrology, vegetation, wildlife, etc.) on the Satellite Properties would be developed in order to complete the applications for a WDEQ/LQD Permit to Mine and a NRC Source Material License.

Any injection or pumping operations will require permits from the WDEQ which has authority under the Safe Water Drinking Act that stems from a grant of primacy from the U.S. Environmental Protection Agency for administering underground injection control programs in Wyoming.

The following table summarizes the permits and licenses that would be required for development of the Satellite Properties as an ISR project.

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Table 6-1
Permits and Licenses Required for Development as an ISR project

Permit, License, or Approval Name	Agency
Source Material License	NRC
Permit to Mine	WDEQ-LQD
Permit to Appropriate Groundwater	SEO
Wellfield Authorization Permit	WDEQ-LQD
Deep Disposal Well Permits	WDEQ-WQD
WYPDES	WDEQ- WQD
11(e)2 Byproduct/Waste Disposal Agreement	N/A
Permit to Construct Septic Leach Field	County
Air Quality Permit	WDEQ-AQD

Notes:	NRC - Nuclear Regulatory Commission
WDEQ-LQD - Wyoming Department of Environmental Quality Land Quality Division
WDEQ-WQD - Wyoming Department of Environmental Quality Water Quality Division
WDEQ-AQD - Wyoming Department of Environmental Quality Air Quality Division
WYPDES – Wyoming Pollution Discharge Elimination System
SEO - State Engineer's Office

7.        ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

7.1   Topography, Elevation and Vegetation

The Satellite Properties are located within the Wyoming Basin physiographic province, in the Central portion of the Powder River Basin, within the Pumpkin Buttes Mining District, The Pumpkin Buttes are a series of small buttes rising up to nearly 6,000 feet elevation, nearly 1,000 feet above the surrounding plains. The rock capping the top of the buttes is the Oligocene age White River Formation erosional remnant, which is believed to have overlain the majority of the Powder River Basin. While the volcanic tuffs in the White River Formation have been cited as a possible source of uranium in this basin (Davis, 1969), the White River itself is not considered a uranium resource in this area.

The Satellite Properties are located near the North Butte of the Pumpkin Buttes. The WNB and ENB Areas are located on the west and southeast flanks of the North Butte, respectively. The WC Area is located approximately two miles south of the North Butte.

The Satellite Properties area consists of sagebrush and native grasses, covering rolling hills, steep walled gullies, and flat-topped North Butte. Elevations range from approximately 4,900 to 5,200 feet above sea level and generally slope from northeast to southwest. Figure 3 illustrates the topography of the Satellite Properties.

The Satellite Properties are located in the Dry Willow Creek and Willow Creek drainages roughly 15 miles southeast of the confluence with the Powder River. Dry Willow Creek is a tributary to Willow Creek, which is a tributary to the Powder River. Dry Willow Creek flows in a west-northwest direction through the southern end of the WC Area. Willow Creek flows in a west-northwest direction south of the ENB Area and crosses through the southern end of the

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WNB Area. Willow Creek is located west-southwest of the WNB Area and eventually drains into the Powder River, see Figure 3.

Historically and currently, the land is used for livestock and wildlife grazing. Vegetation is characteristically sagebrush shrubland and mixed grassland with some pines on elevated terrain and some deciduous trees within drainages.

7.2   Access

The Satellite Properties are accessible via two-wheel drive on existing county and/or private gravel and dirt roads. The approximate center of the Satellite Properties is roughly eight to 11 miles west of Wyoming Highway 50, and the southern edge of the Satellite Properties (WC Area) is approximately 12 to 15 miles north of Wyoming Highway 387 (see Figures 1 and 2). Road development and improvements may be required at a later time to facilitate future development of well fields and processing facilities. The north-northwest half of the WNB Area is located in an area of significant topographical relief and would likely require significant excavation to construct roads to potential wellfields or require the use of directional drilling to develop the resource.

7.3   Proximity to Population Centers and Transport

The Satellite Properties are located approximately 50 miles southwest of Gillette, Wyoming and 80 miles northeast of Casper, Wyoming. The project is accessed from Wyoming Highway 50 from the east and secondary county gravel surface and light-duty to unimproved private roads. The site location is shown on Figure 1.

7.4   Climate

In the vicinity of the Satellite Properties, the weather may limit the time periods for capital construction but should not significantly affect the operation of an ISR facility. The climate is semiarid and receives an annual precipitation of approximately 13 inches, the majority of which falls from February to April as snow. Cold, wind, and snow/blizzards can make winter exploration and construction work in this area difficult but not impossible. The summer months are typically hot, dry and clear except for infrequent high-intensity, short-duration storm events.

7.5   Local Resources and Property Infrastructure

As discussed in Section 6.0, Uranerz has secured sufficient surface access rights for exploration and development of the project.

The basic infrastructure (power, water, and transportation) necessary to support an ISR mining operation is located within reasonable proximity of the Satellite Properties. Existing infrastructure at the Satellite Properties is associated with local oil, gas, and CBM development. Based upon discussions with the local electrical service provider, overhead power is currently committed, but additional power for future projects can be made available.

Non-potable water will be supplied by wells developed at the site. Water extracted as part of ISR operations will be recycled for reinjection. Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. A total of five oil wells (producing and injection) are located on and immediately surrounding the

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Satellite Properties.

The proximity of the Satellite Properties to paved roads will facilitate transportation of equipment, supplies, personnel, and product to and from the properties. Although the population within 50 miles of the Satellite Properties consists mainly of rural ranch residences, personnel required for exploration, construction, and operation are available in the nearby towns of Wright, Midwest, Edgerton, Gillette, Buffalo, and Casper, Wyoming.

Tailings storage areas, waste disposal areas, heap leach pad(s) will not be a part of the infrastructure for the Satellite Properties projects, as ISR operations do not require these types of facilities. However, a satellite plant is anticipated to be constructed at the WNB Area, once approved by a Source Material License and Permit to Mine, applications for which have not yet been submitted.

8.         HISTORY

8.1    Ownership History of the Satellite Properties

The Satellite Properties were originally part of a large exploration area encompassing Townships 33 through 50 North of Ranges 69 through 79 West, on the 6th principal meridian. In 1966, Mountain West Mines Inc. (MWM, now Excalibur Industries) began a successful drilling exploration program in a portion of this area. In 1967, MWM entered into an agreement with CCI for further exploration and option if suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte. Changing economic conditions and the development of ISR mining technology reportedly ended much of CCI’s interest in the area.

In addition to CCI, other uranium exploration companies during the last forty years have controlled property either within or near the Satellite Properties. These included Kerr McGee, Conoco, Texaco, American Nuclear, Tennessee Valley Authority and Uranerz U.S.A., Inc. Areva NC (via subsidiary Cogema Resources Inc. (“Cogema”) and Power Resources Inc. (a subsidiary of Cameco Corporation) have retained portions of their original land positions in the area. The mining claims and leases originally controlled by most of these companies were let go over the years due to market conditions. These property abandonments continued into 2004.

The Satellite Properties cover an area of land located on the west, east and south flank of North Butte in Campbell County, Wyoming. Detailed disclosure about the chain of title of the properties comprising the Satellite Properties is not known to the Authors or Uranerz representatives and is beyond the scope of this Technical Report. The following is a brief description of what is known about ownership history of the three areas comprising the Satellite Properties.

The locators of the claims acquired rights to the properties comprising the West North Butte Area in 1987. In January 2007, Uranerz completed an acquisition of an undivided one-hundred percent interest in the claims comprising the West North Butte Area.

The locators of the claims acquired rights to the properties comprising the East North Butte Area

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in 1987. In January 2007, Uranerz completed an acquisition of an undivided one-hundred percent interest in the claims comprising the East North Butte Area.

The locators of the claims acquired rights to the properties comprising the Willow Creek Area in the 1960’s. In December 2005, Uranerz entered into an option agreement to acquire an undivided one-hundred percent interest in the claims comprising the Willow Creek Area. The terms of the option agreement were satisfied in 2007 and the transfer of the claims to Uranerz was completed.

8.2    Exploration and Development Work Undertaken

Between 1968 and 1985, CCI drilled approximately 380 exploratory holes with the Satellite Properties. From 1983 to 1985, Texas Eastern Nuclear drilled approximately 12 exploratory holes in the Satellite Properties and from approximately 1990 to 1992 Rio Algom Mining Corporation drilled approximately 5 exploratory holes. In 2006, Uranerz completed an acquisition of the Satellite Properties, and in 2007 and 2008, drilled approximately 127 exploratory holes.

8.3    Existing Mineral Resource Estimates and Their Reliability

The Authors reviewed three unpublished mineral resource estimate reports identified in Section 4.4, Brown 2005 and Berglund 2006 and 2007. While these documents and associated resource estimates are considered by the Authors to be relevant to the project, they are not NI 43-101 compliant. These reports provided baseline information for the development of this independent resource estimate. The reports were used to assist the Authors in the identification and relative position of the host sands (A, B, C and F Sands), to identify the general location of the mineralized trend (roll front) and for preliminary identification of mineralized zones within the host sands.

The Authors compiled and reviewed all available data to complete an independent mineral resource estimate compliant with NI 43-101 and addressing all land sections within the WNB Area, the ENB Area and the WC Area.

The following summarizes the resource estimates developed in the above cited reports:

Table 8 -1 West North Butte Area (Berglund, 2007)

Confidence Category	Tons Ore	%Grade (eU3O8)	Pounds (eU3O8)
Total Measured	212,230.081		345,738
Total Indicated	843,099.080		1,353,289
Total Inferred	1,322,038.081		2,136,486
Total Resource	2,377,368.081		3,835,513*

*Includes approximately 200,000 pounds (eU3O8 ) are included which are probably outside Uranerz held claims inSections 11, 13 and 26.

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Roll fronts were identified in the F, C, B, LB and A Sands in descending order in the WNB Area. The mineralization is located at the margin of the oxidized tongues. The average block weighted thickness and grade for the entire WNB Area is 8 feet of .082 and the average top depth is 824 feet (Berglund, 2007).

Where roll fronts are projected through areas of wide spaced or no drilling, resources were estimated. The total estimated resources for the WNB Area was 2,003,000 pounds.

Table 8-2 West North Butte and East North Butte Areas (Brown, 2005)

Claim Owner	Tons Ore	% Grade (eU3O8)	Pounds (eU3O8)
Total Measured	NA	NA	1,015,423
Total Indicated	NA	NA	1,278,055
Total Inferred	NA	NA	3,021,867
Total Resource	NA	0.148	5,315,345

The estimated resource developed by Brown includes both the WNB Area and ENB Area.

Table 8-3 Willow Creek Area (Berglund, 2006)

Tons	Ore	%Grade (eU3O8)	Pounds (eU3O8)
Total Measured	94,554.059		112,259
Total Indicated	251,493.060		299,548
Total Inferred	203,196.055		222,616
Total Resource	549,243.058		634,423

All ore grade intercepts are contained in the F Sand and Lower A Sand of the WC Area. The B Sand and Upper A Sand did not contain ore grade mineralization based on available drilling results in Section 35, however inferred resources were estimated for these roll fronts based on available drilling results and resource modeling in adjacent sections.

The F Sand ore is generally thick and low grade in the WC Area. The average ore depth is 172 feet and the average per hole thickness and grade is 12 feet of .060%. The average block weighted thickness and grade is 11.6 feet of .036%.

For the Lower A Sand in the WC Area, the average ore depth is 567 feet and the average per hole thickness and grade is 6.5 feet of 0.118% . The average block weighted thickness and grade is 5.8 feet of .101%.

8.4   Production History

The Satellite Properties are located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge et al., 1974).

West North Butte Satellite Properties Technical Report	Page 17

This early mining focused on shallow oxidized ores exploited by small open-pit mines. The ore was generally transported to the Atomic Energy Commission buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores.

The Authors did not identify any known uranium production from the Satellite Properties. However, there has been production in close proximity. Prior ISR tests and operating uranium production near the Satellite Properties include the Christensen Ranch commercial ISR mine, controlled by AREVA, and located immediately west of the WNB Area and the North Rolling Pin and Collins Draw pilot tests located about one to five miles south of the WC Area. Christensen Ranch has produced millions of pounds of U3O8  and, although currently on stand-by. Christensen Ranch ISR mine produced from the same geological formation and sand horizons that the Satellite Properties propose for extraction of uranium. Figure 2 illustrates the location of these projects.

9.        GEOLOGIC SETTING

9.1   Regional, Local, and Property Geology

Regional, local and property surficial geology is shown on Figure 5. Figure 6 provides a conceptual model of the uranium roll front deposit within the Satellite Properties.

The Eocene age Wasatch Formation hosts the uranium mineralization within and adjacent to the Satellite Properties. The Wasatch is comprised of interbedded fine- to medium-grained sandstone, siltstone, claystone, and coal layers. The sandstones compose roughly one-third of the sequence and tend to be lenticular and laterally discontinuous. The finer claystone – siltstone layers are more laterally continuous. In the vicinity of the Pumpkin Buttes, the Wasatch Formation is reportedly 1,575 feet thick (Sharp and Gibbons, 1964).

Underlying the Wasatch is the Paleocene age Fort Union Formation consisting of coals, sandstones, siltstones, and claystones. Over most of the Powder River Basin, the coals in the upper portion of the Fort Union are separated from sands in the overlying Wasatch Formation by at least 300 feet of continuous, low-permeability claystone and siltstone units of variable thickness, separating the proposed uranium mining from existing CBM production horizons at the Satellite Properties. The total thickness of the Fort Union in this area is reportedly 3,000 feet. The mineralized zones at the Satellite Properties are typical Powder River Basin roll-front deposits. Uranium mineralization, where present, is found at the interface of naturally occurring chemical boundary between reduced and oxidized sandstone facies. Due to the nature of fluvial sandstone composition, an individual sand member may have several vertically superimposed subsidiary roll fronts. This is caused by small permeability differences in the sandstone or the occasional vertical contact between sand members resulting in development of multiple roll fronts that overlie each other in complex patterns.

At the Satellite Properties, the mineralized sand horizons occur within the lower part of the Wasatch, at an approximate depth ranging from 482 to 1,012 feet (WNB), 540 to 660 feet (ENB) and 172 to 567 feet (WC). The host sands are primarily Arkosic in composition, friable, and contain trace carbonaceous material and organic debris. There are local sandy mudstone/siltstone intervals with the sandstones, and the sands may thicken or pinch-out in some

West North Butte Satellite Properties Technical Report	Page 18

locations. In the WNB and WC Area, the dip of the host formation is approximately at one to two degrees since the claims are on the east side of the synclinal axis (Berglund 2006, 2007). The stratigraphy of the Wasatch consists of alternating layers of sand and shale with lignite marker beds. At the Satellite Properties, there are four primary Wasatch Formation sand members (F, C, B, and A Sands). The F Sand unit is the shallowest, and the A Sand member is the deepest.

9.2   Hydrogeology

The Satellite Properties are located within the Powder River Drainage Basin. The area is of moderate topographic relief with ephemeral surface water drainages to the Powder River to the west. Dry Willow and Willow Creek drain the area toward the Powder River.

Recharge to the sands of the Wasatch is mainly on their outcrops. Flow in the aquifers generally moves to the north along the paleodrainage trends, with a small portion of the groundwater discharging to streams. Aquifer properties are locally unpredictable due to large variations in local lithologies. Transmissivities within the Wasatch are known to range anywhere from 1 to 5,000 gpd/ft.

The A, B, C and F sands of the Wasatch formation are the ore-bearing aquifers at the WNB Satellite Properties. Confinement generally exists between the A and B sand aquifers in the ENB area, while the B and C sands are connected west of the area. The overlying aquifer in the area is the F sand, with aquitards (siltstone & shale bed) occurring between and above the aquifers.

Pump testing was conducted in the 1980’s at four North Butte sites (Hydro-Engineering, 1988) to determine the aquifer properties of the A,B,C and BC (B and C sand combined) sands of the Wasatch formation. Two of the multiwell test sites (“SS2” and “SS1”) were located between the present WNB and ENB claim areas in SW/NE of section 24 and SE/NW of section 25, respectively of T44N, R76W; one test site (“SSW”) was located within the southern boundary of the present WNB claim block in SW/NE of section 26 of T44N R76W; one site was located approximately ¼ mile to the northeast of the present ENB claim boundary in NW/NE of section 19 of T44N, R75W.

Results of the pump testing (Hydro-Engineering, 1988) included transmissivity values ranging from 304 to 1060 gpd/ft in the A sand, 551 to 1120 gpd/ft in the B sand, 526 to 1100 gpd/ft in the C sand, and 526 to 706 gpd/ft in the combined BC sands. Static water levels in the test wells differed according to the geographic position of the test sites. The southern test sites (SSW, SS1) static water levels ranged in depth from 99 to 206 feet from surface, significantly above the A, B and C sand top depths that varied from 320 to 540 feet from surface. It should be noted that the static water level in the southern test sites was only 35 to 65 feet above the top depth of the F sands. In the central / northeastern area (SS2 and SSE sites) the static water levels ranged from 226 to 334 feet below surface. Depth to the top of the A, B, BC and C sands ranged from 458 to 707 feet, still significantly below the water table at the time of testing. The top depths of the F sands averaged about 70 feet below the static water level in the SS2 and SSE test sites. Also, a general direction of ground water flow in the B sand was noted to be approximately 327 degrees, or 33 degrees west of north, in 1988.

West North Butte Satellite Properties Technical Report	Page 19

Ground water and ISR simulation modeling (Hydro-Engineering, 1992), within the B Sand indicated that the North Butte test area was amenable to ISR mining (with operational bleed rates of 1.1% and 1.5%) and that the potential for movement of significant volumes of lixiviant beyond the permit boundary was very low.

10.        DEPOSIT TYPES

Uranium mineralization at the Satellite Properties is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Sandstone-type deposits are irregular in shape, roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet in length. The deposits are roughly parallel to the enclosing channels but may form rolls that cut across bedding. Roll-front deposits are typified by a C-shaped morphology in which the outside of the “C” extends down-gradient (direction of historical groundwater flow), and the tails of the “C” extend up-gradient. The tails are typically caught up in the finer sand deposits that grade into the over- and underlying mudstones, whereas the heart of the roll-front (ore-grade mineralization) lies within the more permeable and porous sandstones toward the middle of the fluvial channels. Figure 6 shows a conceptual model of a typical roll front.

11.        MINERALIZATION

Mineral resources within the Satellite Properties occur in sand of the Eocene age Wasatch Formation in what is identified as the A, B, C, and F sand host units. The following describes the sand host units for the three areas of the Satellite Properties.

WNB Area: Roll fronts were identified in the F, C, B, Lower B and A sands in the WNB Area (Berglund, 2007). Data from mineralization identified in the F, C, B, Lower B and A sands were used to develop the resource estimate presented herein. The Lower B sand resource estimate was combined with the B sand for this estimate. The average depth to the mineralization for the F, C, B, lower B and A sands are approximately 482 feet, 898 feet, 985 feet, 741 feet and 1,012 feet, respectively. Figure 7 provides a cross section that illustrates the relative position of the host sand in the WNB Area.

ENB Area: Two roll fronts were identified in the ENB Area (Brown, 2005): the B and A sands. Data from mineralization identified in the B and A sands were used to develop the resource estimate presented herein. The average depth to mineralization for the B and A sands are approximately 540 feet and 660 feet, respectively. Figure 8 provides a cross section that illustrates the relative position of the host sand in the ENB Area.

WC Area: Four roll fronts were identified in this area (Berglund, 2006): the F sand, the B sand, the Upper A and the Lower A sand. The roll fronts were interpreted using gamma characteristics, the sand boundaries determined from the resistivity logs and the alteration noted on the lithology logs. Mineralization identified in the F and Lower A sands (referred to as the A sand herein) were used in developing this resources estimate. The average mineralization depths to the F and A sands are approximately 172 feet and 567 feet, respectively. Figure 9 provides a cross section that illustrates the relative position of the host sands in the WC Area.

West North Butte Satellite Properties Technical Report	Page 20

Mineralization Thickness

Mineralized thickness ranges from 1 to 29 feet, with an average mineralization thickness greater than 0.03% eU3O8  and GT>0.2 of 6.5 feet (per log intercept) for the WNB Area. Mineralized thickness ranges from 1 to 3 feet, with an average mineralization thickness greater than 0.03% eU3O8  and GT>0.2 of 5.7 feet (per log intercept) for the ENB Area. Mineralized thickness ranges from 1 to 21.5 feet, with an average mineralization thickness greater than 0.03% eU3O8  and GT>0.2 of 9.3 feet (per log intercept) for the WC Area.

Grade

Average grade of Measured and Indicated Resources, based on eU3O8  (radiometric equivalent weight percent) for GT > 0.2 ranges from 0.088 to 0.201% eU3O8  for the Satellite Properties. Mineral resource estimates detailed in Section 19.0 below were determined by contouring the GT. Average grade is dependent upon cutoff assumptions. At GT cutoffs ranging from 0.10 to 0.50, average grade ranges from 0.086 to 0.244% eU3O8.  At a GT cutoff of 0.20, the weighted average grade is 0.162% eU3O8 .

Trend Length

Exploratory drill holes are spaced approximately 400 to 500 feet along trend and approximately 25 to 50 feet perpendicular to the trend. The mineralization appears to be continuous. The exploratory drilling completed for the project defines a mineralized trend in the WNB Area of approximately 23,950 feet in length for all host sands combined, approximately 4,500 feet in length for the ENB Area for all host sands combined and approximately 7,600 feet in length for the WC Area for all host sands combined.

Trend Width

In the WNB Area, historical information of the area indicates that the average trend width for all host sands combined ranges from 75 to 125 feet, and average approximately 100 feet. For the ENB Area, the WNB Area, and the WC Area the average trend width for all host sands combined is approximately 100 feet. At the 0.2 GT cutoff, the trend width varies from approximately 50 to 300 feet for the WNB Area, the ENB Area and the WC Area.

12.        EXPLORATION

Available historical data were developed by previous owners of the Satellite Properties and Uranerz. Uranerz is in possession of most of the historical geophysical and lithologic logs and drill hole location maps and also has conducted their own exploration of the Satellite Properties. Drilling data, comprised primarily of downhole geophysical logs (natural gamma, resistivity, and spontaneous potential), indicate that mineralization is present within the Satellite Properties and define its three-dimensional location. In addition the historic information includes density and chemistry data from six core holes. The core hole chemical sample analyses were performed by Hazen Research, Inc. in 1980 (Hazen, 1980).

As discussed in Section 8.2, Uranerz drilled 127 exploratory holes on the Satellite Properties during 2007 and 2008. Uranerz used historical geophysical logs run by previous owners to guide

West North Butte Satellite Properties Technical Report	Page 21

their recent exploration efforts. Data from the current Uranerz and historical lithological and geophysical logs are considered reliable for the purposes of this estimate. The following summarizes the exploration activities that have occurred at the Satellite Properties:

West North Butte

  256 exploratory drill holes completed by CCI from 1969 to 1985; and
  29 exploratory drill holes completed by Uranerz in 2007.

East North Butte

  Approximately 45 historic exploratory holes for which the geophysical and lithological logs were not available; and
  82 exploratory holes completed by Uranerz in 2008.

Willow Creek

  124 exploratory drill holes completed by Cleveland Cliffs drilled from 1968 through 1982;
  12 exploratory drill holes completed by Texas Eastern Nuclear, Inc. from 1983 through 1985;
  5 exploratory drill holes completed by Rio Algom Mining Corporation from 1990 through 1992;
  7 Unnamed exploratory drill holes (no logs are available for these exploratory drill holes); and
  16 exploratory drill holes completed by Uranerz in 2008.

13.        DRILLING

Available historical data were developed by previous owners of the Satellite Properties (approximately 446 exploratory drill holes). Uranerz also has conducted their own exploration of the property (127 exploratory drill holes). Mud rotary drilling methods were used primarily to drill the approximately 573 boreholes (Uranerz’ plus historical). This mineral resource estimate used data from all 573 exploratory drill holes including both Uranerz’ and historical data.

Uranium Exploration Drill Holes

Common practice for uranium exploration drilling is to drill exploration holes vertically using conventional rotary drill rigs circulating drilling mud and using approximately five-inch diameter bits. The cuttings are typically collected from five-foot vertical intervals and laid out on the ground in rows of 20 samples (each row represented 100 feet in boring depth) by the driller. The site geologist typically examines and documents the cuttings in the field to determine lithology and geochemical alteration, i.e., oxidized or reduced geochemistry.

Upon completion of the drilling, the drill holes are logged, from the bottom of the hole upward, with a gamma-ray, spontaneous-potential, and resistivity tool by either a contract logging company or a company-owned logging truck. The locations of the holes are recorded in the field by the site geologist using a Global Positioning System (GPS) unit.

In the Authors’ opinions, the data collected within the Satellite Properties have been collected in

West North Butte Satellite Properties Technical Report	Page 22

a reliable manner consistent with standard industry practices, and the Authors have relied upon these available data to prepare this mineral resource estimate.

CBM and Oil Exploration/Production Well Drilling

Within the area which encompasses the Satellite Properties there are multiple CBM wells which include 13 active permit wells, 15 pump rod wells, three submersible pump wells, seven shut in wells, three expired permit wells, one denied access well and one spudded well, according to the Wyoming Oil and Gas Conservation Commission (WOGCC) records (WOGCC, 2008). The CBM wells range in depth from approximately 1,469 feet to 1,850 feet within the Satellite Properties area. The CBM production target beneath the Satellite Properties is the Big George coal seam, which ranges locally from approximately 70 to 140 feet thick, and averages approximately 838 feet below the uranium mineralization in this area. As indicated, the CBM production zones are significantly below the anticipated uranium recovery production zone(s).

Within the Satellite Properties, there are no producing oil wells and three non-active injection wells (WOGCC, 2008). These wells are completed at depths ranging from 7,125 to 9,657 feet below ground surface, far below the depth of uranium mineralization.

14.        SAMPLE METHOD AND APPROACH

Downhole geophysical logs, both historical and recent, were used as the primary source of data for defining the Satellite Properties mineralization. As indicated in Section 13.0, approximately 285 exploratory drill holes were drilled in the WNB Area, 127 in the ENB Area and 164 in the WC Area. Approximately 573 were used for developing this resource estimate. The holes were typically spaced approximately 25 feet apart perpendicular to the trend and approximately 400 feet apart parallel to the trend, see Figures 10, 11 and 12 for an illustration of the spacing and density of the exploratory drill holes.

Quality control for coring and field sampling performed by Uranerz utilizes training, demonstration of basic geological abilities by field personnel and management oversite. Exploratory drill hole cutting samples are recovered in a wet or damp condition and soon after they are described by a field geologist. Down hole electric logging is checked against the driller’s logs and the gamma detection instruments are calibrated in the Casper, Wyoming United States Department of Energy test pits approximately every 60 days. Records are kept on all these activities.

Historically, 6 core samples were collected for density determination and chemical analyses (Hazen, 1980). Density testing indicated an average in-place density of 15.5 cubic feet per ton.U3O8  testing indicated grades ranging from .050 to 0.235 percent. However, these test results could not be correlated to gamma logs.

Historical data were assumed to have been collected in a manner consistent with standard industry practices at the time, and the Authors consider the historical information accurate and reliable for the purposes of completing a mineral resource estimate. It is assumed that appropriate k factor calibration was performed for the geophysical logging equipment. The majority of historical electric and lithologic logs are available for review, but historical core and original drill cutting samples are no longer available.

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15.         SAMPLE PREPARATION, ANALYSES AND SECURITY

The core samples, as discussed in Section 14.0, were obtained by previous operators in 1979/1980. No sample preparation was performed by Uranerz staff and the sample preparation and handling cannot be confirmed. The chemical test results were not used in this resource estimate, however the dry bulk density was used in the calculation of resource quantities.

16.        DATA VERIFICATION

The mineral resource estimate presented herein, was developed based on geophysical and lithological data from 573 exploratory holes drilled within the Satellite Properties. These data were used to identify the sand host, mineralization depth, and grade and thickness of mineralization. The data have been verified by the Authors to the extent possible and within the limits discussed in Sections 14.0 and 15.0.

17.        ADJACENT PROPERTIES

Uranerz holds mineral rights to approximately 122,500 acres (approximately 191 square miles), some of which are planned for development including the Satellite Properties and other properties in the area (e.g., Nichols Ranch, Arkose Mining Venture, etc.; see Figure 2). These lands are within the Pumpkin Buttes Mining District and either have identified or indicated the potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes Uranerz’ land holdings in the vicinity of the Satellite Properties. It also identifies four additional properties near the Satellite Properties that are owned by other operators.

Table 17-1 Adjacent Properties in Pumpkin Buttes MiningDistrict

Property	Ownership	Township	Range	Claims and Leases	Approximate Acreage
Doughstick	Uranerz	T43N	R76W	22	440
Collins Draw	Uranerz	T42/43N	R76W	58	1,160
North Rolling Pin	Uranerz	T43N	R76W	40	800
C-Line	Uranerz	T43N	R75W	40	800
Nichols Ranch	Uranerz	T43N	R76W	35	700
Hank	Uranerz	43N/44N	R75W	63	2,250
Verna Ann/Niles Ranch	Uranerz	T44N	R74/75W	7	140
Arkose Property	Arkose Mining Venture	T41- 44N	R74 – 78W	4,294 +/-	82,200 net

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Property	Ownership	Township	Range	Claims and Leases	Approximate Acreage
Moore Ranch	Uranium One	T41/42N	R74/75W	91	3,214
North Butte	Cameco	T44N	R76W	Not Available	Not Available
Ruth	Cameco	T42N	R77W	Not Available	Not Available
Ruby	Cameco	T43N	R74W	Not Available	Not Available

This Technical Report addresses only the Satellite Properties and not the other adjacent properties identified in the table above. Existing reports (published and unpublished) for several of these adjacent properties (Brown 2005, 2006, 2006a, 2006b, 2007; Berglund 2006, 2007, 2007a; BRS, 2006, 2007 and TREC, 2008) provide estimates of mineral resources.

The Authors have not verified the information and data used from the adjacent properties, and this information is not necessarily indicative of the mineralization on the Satellite Properties that is the subject of this Technical Report.

The following estimates of in-place tonnage and grade presented in the table below are based on reports and data that were prepared by Uranerz and/or other operators. Independent qualified person verification under NI 43-101 and CIM standards has not been completed for all of these estimates. The highlighted estimates are not considered by the Authors to be reliable for use in mineral resource estimates.

Table 17-2 Adjacent Property Estimates of In-Place Tonnage and Grade

Property	Source	Tons	Avg. Grade % eU3O8
Doughstick	Brown, 2007	86,120	0.067
Collins Draw	Brown, 2006b	318,392	0.089
North Rolling Pin	Berglund, 2007	597,863	0.053
Moore Ranch	BRS, 2006	5,507,616	0.100
Nichols Ranch	BRS, 2007	1,042,247	0.109

Cautionary Note for U.S. Investors
This Technical Report contains information about some adjacent properties on which Uranerz has no right to explore or mine. U.S. investors are advised that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on these adjacent properties are not necessarily indicative of mineral deposits within the subject property.

West North Butte Satellite Properties Technical Report	Page 25

The Authors have no material interest in the Satellite Properties or the adjacent properties discussed above.

18.        MINERAL PROCESSING AND METALLURGICAL TESTING

The Authors are not aware of any previous mineral processing or metallurgical testing for uranium deposits on the Satellite Properties. However, successful commercial mineral processing and metallurgical pilot ISR tests have been performed on at least four areas in close proximity to the Satellite Properties and within the Pumpkin Buttes Mining District, as described below.

1.

The Christensen Ranch ISR project is located in T44N, R76W, Section 6. Sodium bicarbonate leachate was used, and the project evolved into a commercial operation that has produced more than two million pounds of yellowcake to date.

2.

Ruth pilot plant operated during 1982 through 1984 and produced 32,000 pounds of U3O8 using sodium bicarbonate lixiviant. Ground water restoration was successfully accomplished to the satisfaction of the regulatory agencies as a part of this test. This plant was located in T42N, R77W, Section 14 and was operated by Uranerz U.S.A., Inc.

3.

Collins Draw pilot plant operated 1980 through 1982 and produced approximately 15,000 pounds U3O8. Both ammonia and sodium bicarbonate leach solutions were used individually in adjacent well field pattern areas. This project was located in T43N, R76W, Section 35 and was operated by CCI.

4.	North Rolling Pin pilot plant operated during 1975 and produced “granular yellowcake,” but the quantity is unknown. This project was located in T43N, R76W, Section 15 and was operated by CCI.

19.        MINERAL RESOURCE AND MINERAL RESERVES ESTIMATES

19.1   Estimate Classification

This section presents an estimate of measured, indicated, and inferred mineral resources as defined in Section 1.2 of NI 43-101. Estimates of mineral reserves are not included in this technical report.

19.2   Qualified Persons

The following mineral resource estimates were prepared by the following qualified persons: Don Woody, P.G. of Woody Enterprises, acting as a consultant to TREC, Inc., and Douglass Graves, P.E., TREC, Inc. These qualified persons are independent of Uranerz and have no material interest in the Satellite Properties or adjacent properties.

Don Woody has over 30 years of professional geology and project management experience that includes design and implementation of mineral exploration projects, mineral reserve calculations, hydrogeologic studies, well installation, and groundwater extraction and treatment within the United States, Mexico and Canada.

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Douglass Graves has over 30 years of professional engineering and project management experience including site and geotechnical investigations, feasibility studies, and design and construction for oil and gas processing, mineral processing, and mining facilities, impoundments, and reclamation in the United States and Russia.

19.3   Quantity and Grade

Various economic and mining parameters will enter into the final cutoff grade and/or grade-thickness (GT) to be incorporated into the in-ground mineral resources during the economic evaluation stage of this project. The three GT cutoff grades expressed within this report were used for different reasons: the 0.10 GT was reported to assess the total mineral resource; the 0.20 GT was used to present an appropriate value relative to current ISR operations and is recommended for reporting purposes; and the 0.50 GT has been used to highlight the areas of highest mineralization. The estimated GT, quantity, and grade for measured, indicated, and inferred resources for the Satellite Properties by area and host sand are presented in the following tables. Figures 10, 11 and 12 present the GT contours for the WNB, ENB and WC Areas, respectively.

Table 19-1: Mineral Resources Summary

WNB Area:

Sand	Resource	GT Minimum	EU3O8 Pounds	Tons	Average Grade % eU3O8
F	Measured & Indicated	0.10	348,441	133,346	0.131
F		0.20	344,758	126,349	0.136
F		0.50	269,982	69,854	0.193
F	Inferred	0.20	329,383	182,585	0.090
C	Measured & Indicated	0.10	284,465	91,153	0.156
C		0.20	275,475	78,569	0.175
C		0.50	240,494	57,364	0.210
C	Inferred	0.20	177,323	81,262	0.109
B/LB	Measured & Indicated	0.10	1,246,808	329,475	0.189
B/LB		0.20	1,246,808	329,475	0.189

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B/LB		0.50	1,168,342	249,430	0.234
B/LB	Inferred	0.20	1,443,284	449,063	0.161
A	Measured & Indicated	0.10	209,155	95,663	0.109
A		0.20	195,591	77,582	0.126
A		0.50	124,382	32,845	0.189
A	Inferred	0.20	307,107	120,698	0.127

ENB Area:

Sand	Resource	GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
B	Measured & Indicated	0.10	293,811	84,865	0.173
B		0.20	293,811	84,865	0.173
B		0.50	285,921	79,781	0.179
B	Inferred	0.20	394,122	244,569	0.081
A	Measured & Indicated	0.10	158,449	69,534	0.114
A		0.20	150,707	54,570	0.138
A		0.50	128,029	33,000	0.194
A	Inferred	0.20	83,792	41,075	0.102

WC Area:

Sand	Resource	GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
F	Measured & Indicated	0.10	104,478	54,222	0.096
F		0.20	90,607	38,505	0.118
F		0.50	42,679	11,472	0.186
F	Inferred	0.20	34,748	19,191	0.091
A	Measured & Indicated	0.10	240,894	139,320	0.086

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A		0.20	239,258	136,377	0.088
A		0.50	133,354	42,803	0.156
A	Inferred	0.20	30,190	27,164	0.056

WNB Satellite Properties Total (all Sands):

Sand	Resource	GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
All	Measured & Indicated	0.10	2,886,502	997,579	0.145
All		0.20	2,837,015	926,293	0.153
All		0.50	2,393,183	576,550	0.208
All	Inferred	0.20	2,681,928	1,116,968	0.120

19.4 Assumptions and Methods

The mineral resource estimates were completed using accepted methods mandated by NI 43-101 and CIM standards. In order to “normalize” calculations, certain assumptions were incorporated throughout all calculations. The assumptions and methods are as follows:

Assumptions:

1.	Radiometric equilibrium multiplier is 1.00.
2.	The unit weight of the ore zone is 15.5 cubic feet per ton, based on historical data (Hazen, 1980).
3.	All geophysical logs are assumed to be calibrated per normal accepted protocols.

Methods:

In the Author’s opinion, the resource can be defined by existing drilling information, which is of sufficient density and continuity to identify meandering north-to-south mineralized trends approximately 23,950 feet in length for the WNB Area, 4,500 feet in length for the ENB Area and 7,600 feet in length for the WC Area (see Figures 10, 11 and 12). The data appear to meet the criteria for “measured” and “indicated” mineral resources under the CIM standards on mineral resources and reserves. The mineral resources are reported based on GT cutoffs of 0.10, 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes and is highlighted in the above tables.

The grade and mineralized zone thickness was obtained from historical and recent exploratory drilling data as discussed in Section 13.0. Section 11.0 provides relevant data regarding the average parameters of the mineralized zones. The majority of the mineralization is located in the F, C, B and A sands of the Eocene age Wasatch Formation and these sands were evaluated for this mineral resource estimate.

West North Butte Satellite Properties Technical Report	Page 29

Mineralization intervals (the thickness of the mineralized zone) for each exploratory drill hole were determined from the geophysical logs based on 0.01 percent grade cutoff to provide data to evaluate a range of cutoff grades. The 0.03 grade cutoff was used to develop the uranium quantities presented in this mineral resource estimate. An average grade per drill hole intercept was then determined based on conversion of the counts per second to grade. The product of the mineralized thickness and grade was used to calculate the GT. Where applicable, individual intercepts were combined to determine the GT for each sand sub-layer. A contour map was developed from the calculated GTs for various GT ranges (see Figures 10, 11 and 12). The contained pounds of uranium were calculated using the following formula:

Mineral Resource, pounds = (Area, ft2) X (GT, %-ft) X (20 lbs) X (DEF) / (RD, ft3/ton)

Area (ft2) = Area of influence in square feet (measured from contour interval)
GT (percent x feet) = Ore grade in percent times feet thickness of mineralization
20 (1% of a ton) = 1% of a ton (20 pounds)
DEF (1.00) = Disequilibrium factor (1.00)
RD (15.5) = Rock density (15.5 cubic feet/ton)

Tonnage was calculated based on sand thickness and density for a given GT contour area.

19.5   Additional Considerations That Could Materially Affect Mineral Resources

There are situations that could potentially impact the realization of the mineral resource estimate presented herein. These could be associated with acquiring the permits needed to develop the resource, third party intervention or difficulties implementing the project due to inadequate infrastructure. These potential issues are discussed below.

Infrastructure: Generally, the existing needed infrastructure (power, water and transportation) is close enough to the Satellite Properties to support an ISR mining operation. However, access to portions of the WNB area may be difficult or require significant earthmoving due the steep topography.

Permits/Licenses: Mine development will require approval of a number of permits. These include the NRC Source Material License and the Permit to Mine issued by the WDEQ/LQD. These requirements are discussed in more detail in Section 6.7.

Socioeconomic and Political Environment: Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state has been ranked as the number one US producer of uranium since 1994. Uranium has been produced by ISR mining operations in the Powder River Basin within a few miles of Satellite Properties. Wyoming generally is in favor of mine developments provided the operators comply with established environmental regulations.

19.6   No Economic Analyses

This Technical Report has been prepared to provide an estimate of mineral resources within the Satellite Properties. Economic evaluation of the Satellite Properties mineralization described herein was not completed, and the estimates presented herein are solely estimates of mineral resource pursuant to Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and

West North Butte Satellite Properties Technical Report	Page 30

do not have demonstrated economic viability.

20.        OTHER RELEVANT DATA AND INFORMATION

The uranium content used to develop the mineral resource estimate is interpreted from geophysical logs and corrected for radiological disequilibrium. Radiometric equilibrium exists when the ratio of Radiometric eU3O8  to Chemical U3O8  is 1. This can be determined only by obtaining physical samples of the mineralized formation and conducting laboratory analyses of their uranium content. Data collected from core samples at adjacent properties indicate a positive disequilibrium factor (TREC, 2008). This indicates a relatively young mineralization and higher uranium content then indicated by the geophysical logs. However, since site specific data are not available, a disequilibrium factor of 1.00 was used in the development of the resources estimates presented herein.

21.        INTERPRETATIONS AND CONCLUSIONS

This Technical Report summarizes the estimated mineral resource within the Satellite Properties held by Uranerz in the Pumpkin Buttes Mining District of the Powder River Basin, Wyoming, via 58 unpatented lode mining claims and one Surface Use Agreement. The estimated Measured and Indicated mineral resource at a 0.2 GT cutoff for the Satellite Properties is approximately 2,837,015 pounds of U3O8 (Table 19-1).

Available data, including historical lithological and geophysical logs of previous exploration of the Satellite Properties and data from exploration conducted by Uranerz in 2008, supports the estimate of mineral resources as summarized above and detailed in Section 19.3 and 19.4. In the opinion of the Authors, the Satellite Properties project represents a potentially viable mineral resource for future development.

The quantity and grade described in this NI 43-101 Technical Report is calculated using accepted protocols and, therefore, meets the NI 43-101 classification of “measured,” “indicated,” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definitions Standards incorporated by reference therein. No economic evaluation of the mineral resource for the Satellite Properties was completed by the Authors at this time.

22.        RECOMMENDATIONS

The Authors have the following recommendations for moving the property towards development:

  Complete hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality;

  Complete baseline studies for preparation of State and Federal permit/license applications;

  Complete an economic evaluation of the project; and

West North Butte Satellite Properties Technical Report	Page 31
  Further confirm the radiological disequilibrium factor with additional coring and/or Delayed Fission Neutron (DFN) evaluations.

23.        REFERENCES

Berglund, Al, 2006: Willow Creek Project, Uranium Resource Estimation, prepared in March, 2006.

Berglund, Al, 2007: Northwest North Butte Project, Uranium Resource Estimation, prepared in November, 2007.

Berglund, A., 2007a: North Rolling Pin Project, Uranium Resource Estimation, March 2007.

Breckenridge, R.M., G.B. Glass, F.K. Root, and W.G. Wendell, 1974: Campbell County, Wyoming: Geologic Map Atlas and Summary of Land, Water, and Mineral Resources.

County Resource Series (CRS-) 3, Wyoming State Geological Survey.

Brown, Kurtis, August 2005: North Butte Uranium Ore Reserve Estimate on the Shook, Don and UEC Claims, prepared in August 2005.

Brown, K., February 2006: Uranerz Report Geology and Uranium Reserves, Nichols Ranch Claims, Wyoming.

Brown, K., April 2006a: Uranerz Report, Geology and Uranium Reserves, Hank Claims, Wyoming.

Brown, K., September 2006b: Uranerz Report, Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin Buttes, Wyoming.

Brown, K., January 2007: Uranerz Report, Geology and Uranium Reserves of the Doughstick, Pumpkin Buttes, Wyoming.

BRS, Inc., June 2006, Amended and Restated March 2008: Energy Metals Corporation Report, Moore Ranch Uranium Project, Mineral Resource Report.

BRS, Inc., September 2007: Uranerz Report, Nichols Ranch Uranium Project, Mineral Resource Report.

CIM (Canadian Institute of Mining) Council, 2003: CIM Definition Standards on Mineral Resources and Mineral Reserves for 43-101 and 43-101F Reporting. Adopted November 14, 2004, 10p.

Davis, J.F., 1969: Uranium Deposits of the Powder River Basin, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Granger, H.C. and C.G. Warren, 1979: Zoning in the altered tongue with roll-type uranium deposits, IAEA-SM-183/6.

West North Butte Satellite Properties Technical Report	Page 32

Hazen Research, Inc., 1980: Analysis of North Butte Core and Composites, Table 1. Internal report.

Hydro-Engineering, 1988: North Butte ISL Project, Volume III, Groundwater Supplemental Report for Uranerz, USA, December, 1988.

Hydro-Engineering, 1992: Simulation of In Situ Leaching Operation and Ground Water Hydrology at the North Butte ISL Project Report for Pathfinder Mines Corp, October, 1992.

Rackley, R.I., 1972: Environment of Wyoming Tertiary Uranium Deposits, AAPG Bulletin Vol. 56, No. 4.

Sharp, W.N. and A.B. Gibbons, 1964: Geology and Uranium Deposits of the Southern Part of the Powder River Basin, Wyoming. U.S. Geological Survey Bulletin 1147-D, 164 pp.

TREC, Inc., 2008: Technical Report, Hank Property, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, May 1, 2008.

Uranerz Energy Corporation, 2007: Nichols Ranch ISR Project, USNRC Source Material License Application.

WOGCC, 2008 (Wyoming Oil and Gas Conservation Commission), on-line database, October 28, 2008 WOGCC web site (wogcc.state.wy.us).

West North Butte Satellite Properties Technical Report	Page 33

24.        DATE AND SIGNATURE PAGE - CERTIFICATIONS

I, Douglass Graves, P.E., do hereby certify that:

1.	I am a principal owner and the president of TREC Inc., 1800 West Koch, Suite 6, Bozeman, Montana, USA.
2.	I graduated with a Bachelor of Science degree in Civil Engineering from Montana State University in 1982.
3.	I am a licensed Professional Engineer in Wyoming and other States and a member of the Society of Mining, Metallurgy and Exploration.
4.

I have worked as an Engineer for over 30 years with project engineering and project management experience in uranium mine development and closure and base and precious mineral mining, planning, processing, operations and closure/reclamation. My experience also includes geotechnical investigations and tailings dam design and construction management, feasibility studies, infrastructure design and construction oversight/management and cost estimating and planning for multimillion dollar projects for numerous mineral extraction companies in the USA and overseas.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43- 101.

6.

I am the co-author and am responsible for the preparation of the Technical Report entitled “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A” dated December 9, 2008.

7.

I last visited the North Butte Satellite Properties on November 19, 2008, as stated in Section 4.5 of the Technical Report, and have had no prior involvement with the West North Butte Satellite Properties.

8.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.	I am independent of the issuer applying all of the tests in NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Original Signed as of December 9, 2008

Douglass Graves, P.E.

West North Butte Satellite Properties Technical Report	Page 34

I, Don R. Woody, P.G., do hereby certify that:

1.	I am the principal owner and president of Woody Enterprises, 9005 Sypes Canyon Road, Bozeman, Montana, USA.
2.	I graduated with a Bachelor of Science degree in Geology from Utah State University in 1976.
3.	I am a licensed Professional Geologist in Florida and Indiana and a member of the American Institute of Professional Geologists.
4.

I have worked as a professional geologist for a total of 32 years. Specifically, I have been involved with several uranium exploration projects through the western United States and Canada (New Mexico (Roll Front), Arizona ( Breccia Pipes ), Canada (Deep Sinusoidal Tourmaline) as well as several precious metal Projects Arizona (Copper Porphyries), Nevada (structural gold), Northwest Territories (Diamond). I have calculated reserves for these projects, as well as dewatering programs for some of these projects. I have managed drilling programs as well as multi-million dollar exploration programs

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43- 101.

6.

I am the co-author and am responsible for the preparation of the Technical Report entitled “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A” dated December 9, 2008.

7.

I last visited the North Butte Satellite Properties on November 19, 2008, as stated in Section 4.5 of the Technical Report, and have had no prior involvement with the West North Butte Satellite Properties.

8.

As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.	I am independent of the issuer applying all of the tests in NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.
11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.

Original Signed as of December 9, 2008

Don R. Woody, P.G.

West North Butte Satellite Properties Technical Report	Page 35

25.        ILLUSTRATIONS

CANADA
WY
Powell
Sheridan
Cody
Buffalo
Gillette
Moorcroft
Worland
Wright
Newcastle
Thermopolis
WYOMING
Shoshoni
Riverton
Casper
Granite Mts
Pathfinder Reservoir
Seminoe Reservoir
Great Divide Basin
Farson
Rawlins
Rock Springs
Saratoga
Laramie
Wheatland
Medicine Bow
Flaming Gorge
Bridger Pk
WEST NORTH BUTTE
EAST NORTH BUTTE
44N-76W
WILLOW CREEK
Willow
Creek
44N-76W
N
NOT TO SCALE

TREC, Inc. Engineering & Environmental Management 951 Werner Court Suite 395 Casper, WY, 82601 www.treccorp.com Phone (307)265-0696 Fax (307)265-2498	**WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT** CAMPBELL COUNTY, WY PREPARED FOR: **URANERZ ENERGY CORP.** CASPER, WY DRAWN BY: KLW CHECKED BY: JS APPROVED BY: DHG	**WEST NORTH BUTTE GENERAL LOCATION MAP** FIGURE 1

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	11/6/08

45N-77W
45N-76W
45N-75W
44N-77W
44N-76W
LEGEND
CLAIMS & LEASES- ARKOSE
CLAIMS- COGEMA
CLAIMS- ENERGY METALS
CLAIMS- POWER RESOURCES
CLAIMS- URANERZ
PAX- LEE IRVINE
ROLL FRONT SYSTEM
WELLS- OLD CLEVELAND CLIFFS
WELLS- OLD CLEVELAND CLIFFS
MAJOR ROADS
MINOR ROADS
N
1.5 MI
0
3 MI
VERIFY SCALE
SCALE 1": 3 MI

TREC, Inc.
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951 Werner Court
Suite 395
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
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WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP
CASPER, WY

DRAWN BY: WB
CHECKED BY: DHG
APPROVED BY: DHG

CLAIM AND MINERAL LEASE MAP AND ADJACENT PROPERTY LOCATIONS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	WB	11/04/08

FIGURE 2

West North Butte
East North Butte
Willow Creek
North Butte
North Middle Butte

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
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Casper, WY 82601
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CAMPBELL COUNTY, WY

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DRAWN BY: DRH | CHECKED BY: JS | APPROVED BY: DHG

TOPOGRAPHICAL MAP
WNB, ENB & WC
CLAIM BLOCK LIMITS

REV.#	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	DRH	11/3/08

FIGURE 3

USGS
Tongue River
Little Powder River
Montana
Wyoming
Powder River
Caballo Creek
Belle Fourche Creek
Powder River Basin (part)
WNB SATELLITE PROPERTIES
Cheyenne River
0 15 30Miles
Belle Fourche Drainage Basin
Cheyenne River Drainage Basin
Powder River Drainage Basin
Tongue River Drainage Basin
Figure 19
N

http://pubs.usgs.gov/of/2001/ofr-01-126/fig19.jpg

TREC, Inc.
Engineering & Environmental Management
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Casper, WY, 82601
www.treccorp.com
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Fax (307)265-2498

WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
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CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
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DRAINAGE BASINS LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	10/29/08

FIGURE 4

Tongue
River
Montana
Wyoming
45
Tw
Tftr
BLM/EIS Project
Area Boundary
Tft
Tftl
Black Hills
Powder
Mountains
44
Johnson
Tisdale
Mountain
Casper Arch
Qal
Tfl
WNB
SATELLITE
PROPERTIES
43

Qal Quaternary alluvium
Twr Tertiary White River Formation
Tw Tertiary Wasatch Formation
Tftr Tertiary Tongue River Member of the Fort Union Formation
Tftl Undifferentiated Tongue River and Lebo Shale Members
Tfl Tertiary Lebo Shale Member of the Fort Union Formation
Tft Tertiary Tullock Member of the Fort Union Formation
Tfu Undifferentiated Fort Union Formation
Surface mines

ERA	PERIOD	EPOCH	
CENOZOIC		PLEISTOCENE	POST-OLIGOCENE UNITS REMOVED BY EROSION
CENOZOIC	TERTIARY	PLIOCENE MIOCENE	
CENOZOIC	TERTIARY	OLIGOCENE	WHITE RIVER FORMATION
CENOZOIC	TERTIARY	EOCENE	WASATCH FORMATION
CENOZOIC	TERTIARY	PALEOCENE	FORT UNION FORMATION
MESOZOIC	CRETACEOUS	LANCE FORMATION	
MESOZOIC	CRETACEOUS	FOX HILLS FORMATION	
MESOZOIC	CRETACEOUS	MESA VERDE (WEST SIDE OF BASIN) OTHER CREACEOUS UNITS CLOVERLY FORMATION AND INYAN KARA GROUP	

N

TREC, Inc.
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Casper, WY, 82601
www.treccorp.com
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WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT

CAMPBELL COUNTY, WY

GEOLOGICAL MAP

PREPARED FOR:
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CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
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REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	10/29/08

FIGURE 5

CONCEPTUAL MODEL OF
URANIUM ROLL FRONT DEPOSIT
(After Devoto, 1978)
Semi-permeable Rocks
Permeable Rocks
Regionally
Reduced
Hematitic Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Hematitic Core
Alteration Envelope
Ore-Stage Uranium
Ore-Stage Pyrite
Reduced Sandstone
Hematite
Magnetite
Siderite
Sulfur-S
Ferroselite
Goethite
Uraninite
Pyrite
FeS
Selenium
Ilsmannite
Molybdenite
Pyrite
Jordisite
Calcite
Pyrite
Jordisite
Calcite

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Casper, WY, 82601
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WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT
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CONCEPTUAL URANIUM ROLL FRONT DEPOSIT

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	10/29/08

FIGURE 6

A
NW
A'
SE
CC-6
10-44-76
CC-10
10-44-76
CC-23
10-44-76
CC-7
14-44-76
CC-20
14-44-76
CC-81
23-44-76
CC-64
23-44-76
CC-17
26-44-76
1450'
2734'
1119'
3997'
2302'
2113'
3970'
F SAND
C SAND
B SAND
LOWER B
A SAND
INFERRED
INFERRED
TD = 700'
TD = 960'
TD = 1200'
TD = 1470'
TD = 1540'
TD = 1080'
TD = 840'
TD = 640'

Datum=Top of F Sand
Vertical Scale 1"=270'

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (406)265-2498

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WEST NORTH BUTTE
CROSS SECTION A-A'

WEST NORTH BUTTE
SATELLITE PROPERTIES TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
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REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	11/19/08

FIGURE
7

B
B'
West
East
U45-19-065
U45-19-061
U45-19-049
U45-19-073
U45-19-064
U45-19-066
U45-19-056
269'
227'
1101'
53'
150'
180'
B SAND
A SAND
TD = 760'
TD = 720'
TD = 720'
TD = 680'
TD = 680'
TD = 680'
TD = 700'

Datum=Ground Level
Vertical Scale 1"=115'

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (406)265-2498

EAST NORTH BUTTE
CROSS SECTION B-B'

WEST NORTH BUTTE
SATELLITE PROPERTIES TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
URANERZ ENERGY CORP
CASPER, WY

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT		11/19/08

DRAWN BY:	CHECKED BY:	APPROVED BY:
KLW	JS	DHG

FIGURE
8

C
North
CC-80A
CC-115
CC-88
CC-127
CC-111
CC-107
C'
South
813'
805'
1030'
824'
1004'
F SAND
UPPER A
A SAND
TD = 680'
TD = 700'
TD = 680'
TD = 580'
TD = 595'
TD = 555'

Datum=Top of F Sand
Vertical Scale 1"=180'

TREC, Inc.
Engineering & Environmental Management
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Casper, WY, 82601
www.treccorp.com
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DRAWN BY: KLW	CHECKED BY: JS	APPROVED BY: DHG

WILLOW CREEK
CROSS SECTION C-C'

WEST NORTH BUTTE
SATELLITE PROPERTIES TECHNICAL REPORT
CAMPBELL COUNTY, WY

PREPARED FOR:
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REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	11/20/08

FIGURE 9

A
A'
15
22
26
27
25
24
11
POWER RESOURCES CLAIM
ENERGY METALS CLAIM
URANERZ CLAIM
COGEMA CLAIM
BELOW 0.2
0.2
0.4
0.8
1.0
2.0 OR ABOVE
GT WITHIN MINERALIZED TREND IN ALL HOST SANDS
MINERALIZATION OUTSIDE OF URANERZ CLAIMS ARE NOT INCLUDED IN RESOURCE ESTIMATE
700'
1400'
0
VERIFY SCALE
SCALE 1": 1400'

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WEST NORTH BUTTE MINERALIZED TRENDS AND GT CONTOURS A, B, C, F, AND LB SANDS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	WB	11/03/08
		KLW	11/20/08

FIGURE 10

B
B'
B 747
B 748
B 749
B 750
B 751
B 752
B 753
B 754
GAP
19
FAT 2AM
FAT 1AM
URANERZ CLAIM
POWER RESOURCES CLAIMS
BELOW 0.2
0.2
0.4
0.8
1.0
2.0 OR ABOVE
GT WITHIN MINERALIZED TREND IN ALL HOST SANDS
MINERALIZATION OUTSIDE OF URANERZ CLAIMS ARE NOT INCLUDED IN RESOURCE ESTIMATE
N
200'
0
400'
VERIFY SCALE
SCALE 1": 400'

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
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EAST NORTH BUTTE MINERALIZED TRENDS AND GT CONTOURS A AND B SANDS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	WB	11/03/08
1	FINAL CONTOURS	KLW	11/20/08

FIGURE 11

CC 3
CC 4
CC 5
CC 6
CC 7
CC 8
CC 9
CC 10
CC 11
CC 12
CC 13
CC 14
CC 15
CC 16
CC 17
CC 22
CC 18
CC 23
35
CC 19
CC 24
CC 20
CC 25
CC 21
CC 26
CC 33
B-862
B-860
B-858
B-857
B-856
B-855
B-854
B-852
B-853
B-851
B-850
C
C'
ENERGY METALS CLAIM
URANERZ CLAIM
COGEMA CLAIM
0.1
0.2
0.4
0.8
1.0
2.0 OR ABOVE
GT WITHIN MINERALIZED TREND IN ALL HOST SANDS
MINERALIZATION OUTSIDE OF URANERZ CLAIMS ARE NOT INCLUDED IN RESOURCE ESTIMATE
N
250'
0
500'
VERIFY SCALE
SCALE 1": 500'

TREC, Inc.
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WEST NORTH BUTTE SATELLITE PROPERTIES TECHNICAL REPORT

PREPARED FOR:
URANERZ ENERGY CORP
CASPER, WY

DRAWN BY:	KLW
CHECKED BY:	DHG
APPROVED BY:	DHG

WILLOW CREEK MINERALIZATION TREND AND GT CONTOURS A AND F SANDS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	WB	11/03/08
1	FINAL CONTOUR	KLW	12/03/08

FIGURE 12